Exhibit 99.1

Farmland Partners Inc. Reports Fourth Quarter and Full Year 2019 Results

DENVER, March 11, 2020 /PRNewswire/ - Farmland Partners Inc. (NYSE: FPI) (the “Company”) today reported financial results for the quarter and fiscal year ended December 31, 2019.

“2019 was a year characterized for our company by patience and discipline,” said Paul A. Pittman, the Company’s CEO. “We continued our strategy of opportunistically selling assets for substantial gains and using the proceeds to repurchase stock and pay off debt. We also significantly reduced our overhead costs. We intend to continue pursuing this strategy in 2020.”

Impact of COVID-19 Outbreak

The Company is monitoring COVID-19 as the outbreak and the related market disruptions are unfolding. At this stage, it is hard to predict the extent of its impact on the Company’s business and operations, and on the Company’s tenants’ business and operations. The Company will endeavor to prepare for and mitigate any negative impact as much as reasonably possible.

Financial Results

For the three months ended December 31, 2019, the Company recorded net income of $9.8 million and basic net income to common stockholders of $0.20 per share, as compared to net income of $8.4 million and basic net income to common stockholders of $0.13 per share for the same period during 2018. For the year ended December 31, 2019, the Company recorded net income of $14.9 million and basic net income to common stockholders of $0.04 per share, as compared to net income of $14.0 million and a basic net loss to common stockholders of $0.01 per share for the same period during 2018.

For the three months ended December 31, 2019, the Company recorded Adjusted Funds from Operations (“AFFO”) of $9.0 million and AFFO per fully diluted share of $0.28, as compared to AFFO of $8.1 million and AFFO per fully diluted share of $0.23 for the same period during 2018. For the year ended December 31, 2019, the Company recorded AFFO of $4.4 million and AFFO per fully diluted share of $0.13, as compared to AFFO of $9.0 million and AFFO per fully diluted share of $0.24 for the same period during 2018.

For the three months ended December 31, 2019, the Company recorded Adjusted Earnings Before Interest Taxes Depreciation and Amortization for real estate (“Adjusted EBITDAre”) of $16.9 million, as compared to $16.2 million for the same period during 2018. For the year ended December 31, 2019, the Company recorded Adjusted EBITDAre of $36.4 million, as compared to $40.3 million for the same period during 2018.

See “Non-GAAP Financial Measures” for complete definitions of AFFO and Adjusted EBITDAre and the financial tables accompanying this press release for reconciliations of net income to AFFO and Adjusted EBITDAre.

Operating Results

For the three months ended December 31, 2019, the Company recorded total operating revenues of $21.9 million, as compared to $20.9 million for the same period during 2018. For the year ended December 31, 2019, the Company recorded total operating revenues of $53.6 million, as compared to $56.1 million for the same period during 2018.

For the three months ended December 31, 2019, the Company recorded total operating income of $14.6 million and net operating income (“NOI”) of $20.2 million, as compared to total operating income of $13.5 million and NOI of $18.4 million for the same period in 2018. For the year ended December 31, 2019, the Company recorded total operating income of $26.3 million and NOI of $45.7 million, as compared to total operating income of $29.7 million and NOI of $48.2 million for the same period in 2018.

See “Non-GAAP Financial Measures” for a complete definition of NOI and the financial tables included in this press release for reconciliations of net income to NOI.

Acquisition and Disposition Activity

During the quarter and year ended December 31, 2019, the Company completed two acquisitions which were accounted for as asset acquisitions in Illinois and Colorado. Consideration totaled $3.3 million and was comprised of $1.4 million in cash and a $1.9 million reduction in notes receivable and related interest through the acquisition of collateralized property.

During the quarter ended December 31, 2019, the Company completed no dispositions. During the year ended December 31, 2019, the Company completed four dispositions consisting of seven farms in Illinois, Michigan, Florida and Arkansas. Cash receipts for such dispositions totaled $34.1 million with a total gain on sale of $7.9 million.

Balance Sheet

During the quarter ended December 31, 2019, the Company repurchased 122,057 shares of common stock at a weighted average price of $6.74 per share for an aggregate purchase price of $0.8 million. During the year ended December 31, 2019, the Company repurchased 3,523,509 shares of common stock at a weighted average price of $6.24 per share for an aggregate purchase price of $22.0 million and 41,528 shares of Series B preferred stock at a weighted average price of $21.60 per share for an aggregate purchase price of $0.9 million. Following the end of the quarter, the Company repurchased 127,269 shares of common stock at a weighted average price of $6.83 per share for an aggregate purchase price of $0.9 million.

As of December 31, 2019, the Company had 31,856,400 shares of common stock outstanding on a fully diluted basis. As of the date of this press release, the Company has 31,755,477 shares of common stock outstanding on a fully diluted basis.

The Company had total debt outstanding of $512.9 million at December 31, 2019, compared to total debt outstanding of $525.3 million at December 31, 2018.

Dividend Declarations

The Company announced that its Board of Directors has declared a quarterly cash dividend of $0.05 per share of common stock and per Class A Common OP unit. The dividends are payable on April 15, 2020, to stockholders and unit holders of record on April 1, 2020.

The Company also announced today that its Board of Directors has declared a quarterly cash dividend of $0.3750 per share of Series B Participating Preferred Stock. The dividends are payable on March 31, 2020 to holders of Series B Participating Preferred Stock of record on March 13, 2020.

Litigation Update

On July 11, 2018, the Company was the subject of a false and misleading and extremely damaging attack by holders of a short position in the Company's stock, which drove our stock price down by approximately 39% in one day. The internet posting was released on Seeking Alpha anonymously under the pseudonym Rota Fortunae ("RF").

The Company filed a complaint against RF and his collaborators for their roles in the short and distort attack on the Company. RF’s documents discovered in the pending lawsuit clearly demonstrate that the posting was part of a deliberate stock manipulation scheme and prepared with the aid and assistance of several others involved in the scheme.

Within days of the attack, the Company contacted the Securities and Exchange Commission (“SEC”). From July through September of 2018, the Company voluntarily cooperated, responded to document requests and met with representatives of the Enforcement Division in Denver. Subsequently, the Enforcement Division notified the Company that it had concluded its investigation of the Company and based on the information provided to the SEC at that date, did not intend to pursue an enforcement against Farmland Partners at that time. The SEC also stated that it could reopen the case based on new facts or circumstances in the future.

As a result of the short-and-distort attack and the drop in the Company's stock price, a class action lawsuit was filed against the Company and certain of its officers alleging that the Company's disclosure related to its loan program was materially false and misleading in violation of securities laws. The Company is vigorously defending this claim which is currently pending in the United States District Court of Colorado. Several derivative complaints based on related claims have been filed which are stayed pending further proceedings in the class action.

Conference Call Information

The Company has scheduled a conference call on March 12, 2020 at 11:00 a.m. (Eastern Time) to discuss its financial results for the quarter and fiscal year ended December 31, 2019. The call can be accessed live over the phone toll-free by dialing 1-866-262-6804 (U.S.), or 1-855-669-9657 (Canada), or 1-412-902-4107 (International). Participants can reference the Farmland Partners Inc. Fourth Quarter 2019 Earnings Call. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.farmlandpartners.com. A replay of the conference call will be available beginning March 12, 2020 at 1:00 p.m. (Eastern Time) until March 26, 2020 at 11:59 p.m. (Eastern Time), by dialing 1-877-344-7529 (U.S.), or 1-855-669-9658 (Canada), or 1-412-317-0088 (International); passcode: 10139950. A replay of the webcast will also be accessible on the Investor Relations section of the Company’s website for a limited time following the event.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers secured by farm real estate. As of the date of this release, the Company owns approximately 158,500 acres in 17 states, including Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Kansas, Louisiana, Michigan, Mississippi, Nebraska, North Carolina, South Carolina, South Dakota, Texas and Virginia. We have approximately 26 crop types and over 100 tenants. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements with respect to our outlook, proposed and pending acquisitions and dispositions, the potential impact of trade disputes and recent extreme weather events on the Company’s results, financing activities, crop yields and prices and anticipated rental rates. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock or Series B participating preferred stock, changes in the Company’s business strategy, availability, terms and deployment of capital, the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, availability of qualified personnel, changes in the Company’s industry, interest rates or the general economy, adverse developments related to crop yields or crop prices, the degree and nature of the Company’s competition, the timing, price or amount of repurchases, if any, under the Company's share repurchase program, the ability to consummate acquisitions or dispositions under contract and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the Company’s other filings with the Securities and Exchange Commission. Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Farmland Partners Inc.

Consolidated Balance Sheets

As of December 31, 2019 and December 31, 2018

(in thousands except par value and share data)

	December 31,
	2019	2018
ASSETS
Land, at cost	$937,813	957,516
Grain facilities	12,091	12,184
Groundwater	11,473	11,473
Irrigation improvements	53,871	53,458
Drainage improvements	12,674	12,271
Permanent plantings	52,089	52,989
Other	7,827	8,196
Construction in progress	11,911	10,262
Real estate, at cost	1,099,749	1,118,349
Less accumulated depreciation	(25,277)	(18,202)
Total real estate, net	1,074,472	1,100,147
Deposits	1	—
Cash	12,561	16,891
Notes and interest receivable, net	4,767	11,877
Right of Use Asset	73	—
Deferred offering costs	—	218
Deferred financing fees, net	174	261
Accounts receivable, net	5,515	6,136
Inventory	1,550	341
Prepaid expenses and other assets	3,440	3,638
TOTAL ASSETS	$1,102,553	$1,139,509

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable, net	$511,403	523,641
Lease Liability	73	—
Dividends payable	1,593	1,681
Derivative liability	1,644	865
Accrued interest	3,111	4,296
Accrued property taxes	1,873	1,666
Deferred revenue	71	238
Accrued expenses	5,868	3,581
Total liabilities	525,636	535,968

Series B Participating Preferred Stock, $0.01 par value, 6,037,500 shares authorized; 5,972,059 shares issued and outstanding at December 31, 2019, and 6,013,587 shares issued and outstanding at December 31, 2018	142,861	143,758
Redeemable non-controlling interest in operating partnership, preferred units	120,510	120,510

EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 29,952,608 shares issued and outstanding at December 31, 2019, and 30,594,592 shares issued and outstanding at December 31, 2018	292	300
Additional paid in capital	338,387	332,996
Retained earnings	6,251	4,852
Cumulative dividends	(48,784)	(42,695)
Other comprehensive income	(1,644)	(865)
Non-controlling interests in operating partnership	19,044	44,685
Total equity	313,546	339,273
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST IN OPERATING PARTNERSHIP AND EQUITY	$1,102,553	$1,139,509

4

Farmland Partners Inc.

Consolidated Statements of Operations

For the three and twelve months ended December 31, 2019 and 2018

(in thousands except per share amounts)

	(Unaudited)		(Audited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
OPERATING REVENUES:
Rental income	$19,640	$19,971	$48,119	$51,185
Tenant reimbursements	1,754	632	3,146	3,158
Crop sales	189	—	978	410
Other revenue	297	290	1,321	1,316
Total operating revenues	21,880	20,893	53,564	56,069

OPERATING EXPENSES
Depreciation, depletion and amortization	2,026	2,134	8,320	8,544
Property operating expenses	1,726	2,534	7,897	7,834
Cost of goods sold	411	—	927	125
Acquisition and due diligence costs	6	6	6	180
General and administrative expenses	1,865	2,124	6,102	7,352
Legal and accounting	1,534	566	3,971	2,330
Other operating (income)/expenses	(324)	—	4	11
Total operating expenses	7,244	7,364	27,227	26,376
OPERATING INCOME	14,636	13,529	26,337	29,693

OTHER (INCOME) EXPENSE:
Other income	22	(40)	(260)	(264)
Loss (gain) on disposition of assets	50	204	(7,841)	(2,882)
Interest expense	4,784	4,966	19,588	18,799
Total other expense	4,856	5,130	11,487	15,653

Net income before income tax expense	9,780	8,399	14,850	14,040

Income tax expense	—	—	—	—

NET INCOME (LOSS)	9,780	8,399	14,850	14,040

Net (income) loss attributable to non-controlling interests in operating partnership	(588)	(1,085)	(964)	(1,786)

Net income (loss) attributable to the Company	$9,192	$7,314	$13,886	$12,254

Nonforfeitable distributions allocated to unvested restricted shares	(18)	(13)	(77)	(111)
Distributions on redeemable non-controlling interests in operating partnership, preferred units	(3,117)	(3,140)	(12,485)	(12,563)

Net loss available to common stockholders of Farmland Partners Inc.	$6,057	$4,161	$1,324	$(420)

Basic and diluted per common share data:
Basic net (loss) available to common stockholders	$0.20	$0.13	$0.04	$(0.01)
Diluted net (loss) available to common stockholders	$0.09	$0.09	$0.04	$(0.01)
Basic weighted average common shares outstanding	29,723	30,889	30,169	32,162
Diluted weighted average common shares outstanding	69,874	86,025	30,169	32,162
Dividends declared per common share	$0.05	$0.05	$0.20	$0.36

5

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

For the three and twelve months ended December 31, 2019 and 2018

(in thousands except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands except per share amounts)	2019	2018	2019	2018
Net income (loss)	$9,780	$8,399	$14,850	$14,040
(Gain) loss on disposition of assets	50	204	(7,841)	(2,882)
Depreciation, depletion and amortization	2,026	2,134	8,320	8,544
FFO	11,856	10,737	15,329	19,702

Stock based compensation	268	518	1,527	1,653
Real estate related acquisition and due diligence costs	—	6	—	181
Distributions on Preferred units	(3,117)	(3,140)	(12,485)	(12,563)
AFFO	$9,007	$8,121	$4,371	$8,973

AFFO per diluted weighted average share data:

AFFO weighted average common shares	31,974	35,781	32,938	37,083

Net loss per share available to common stockholders	$0.20	$0.14	$0.04	$(0.01)
Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.10	0.10	0.40	0.39
Depreciation and depletion	0.06	0.06	0.25	0.23
Stock based compensation	0.01	0.01	0.05	0.04
(Gain) loss on disposition of assets	—	—	(0.24)	(0.08)
Real estate related acquisition and due diligence costs	—	0.01	—	0.01
Distributions on Preferred units	(0.09)	(0.09)	(0.37)	(0.34)
AFFO per diluted weighted average share	$0.28	$0.23	$0.13	$0.24

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
(in thousands)	2019	2018	2019	2018
Net income (loss)	$9,780	$8,399	$14,850	$14,040
Interest expense	4,784	4,966	19,588	18,799
Income tax expense	—	—	—	—
Depreciation, depletion and amortization	2,026	2,134	8,320	8,544
(Gain) loss on disposition of assets	50	204	(7,841)	(2,882)
EBITDAre	$16,640	$15,703	$34,917	$38,501

Stock based compensation	268	518	1,527	1,653
Real estate related acquisition and due diligence costs	—	6	—	181
Adjusted EBITDAre	$16,908	$16,227	$36,444	$40,335

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
OPERATING REVENUES:
Rental income	$19,640	$19,971	$48,119	$51,185
Tenant reimbursements	1,754	632	3,146	3,158
Crop sales	189	—	978	410
Other revenue	297	290	1,321	1,316
Total operating revenues	$21,880	$20,893	$53,564	$56,069

Property operating expenses	1,726	2,534	7,897	7,834
NOI	$20,154	$18,359	$45,667	$48,235

6

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures as useful to investors as key supplemental measures of its performance: FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs and stock-based compensation.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of NAREIT’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance. Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures. Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDAre and Adjusted EBITDAre

The Company calculates Earnings Before Interest Taxes Depreciation and Amortization for real estate (“EBITDAre”) in accordance with the standards established by NAREIT in its September 2017 White Paper. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates. EBITDAre is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP. The Company believes that EBITDAreis a useful performance measure commonly reported and will be widely used by analysts and investors in the Company’s industry. However, while EBITDAre is a performance measure widely used across the Company’s industry, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance. Therefore, in addition to EBITDAre, management uses Adjusted EBITDAre, a non-GAAP measure.

The Company calculates Adjusted EBITDAre by adjusting EBITDAre for certain items such as stock-based compensation and real estate related acquisition and due diligence costs that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDAre provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDAre, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDAre and Adjusted EBITDAre have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

In prior periods, the Company has presented EBITDA and Adjusted EBITDA. In accordance with NAREIT’s recommendation, beginning with the Company’s reported results for the three months ended March 31, 2018, the Company is reporting EBITDAre and Adjusted EBITDAre in place of EBITDA and Adjusted EBITDA.

Net Operating Income (NOI)

The Company calculates net operating income (NOI) as total operating revenues (rental income, tenant reimbursements, crop sales and other revenue) less property operating expenses (direct property expenses and real estate taxes). Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.